Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Plan Administrative Committee

Liberty Media 401(k) Savings Plan

Englewood, Colorado

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-176989) on Form S-8 of Qurate Retail, Inc. (formerly known as Liberty Interactive Corporation) and (No. 333-210818) on Form S-8 of Liberty Media Corporation of our report dated May 17, 2019, relating to the financial statements and supplemental schedule of Liberty Media 401(k) Savings Plan, which appear in this Form 11-K for the year ended December 31, 2018.

/s/ ACM LLP

Denver, Colorado

May 17, 2019